As filed with the Securities and Exchange Commission on January 14, 2015

Registration No. 333-200624

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuts and Bolts International, Inc.

(Exact Name of Registrant in its Charter)

Nevada	2731	46-3505091
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code)	Identification No.)

929 Greenwood Circle

Cary, NC 27511

(919) 633-2488

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.001 par value per share	1,437,500	$0.10	$143,750	$16.70

(1) This Registration Statement covers the resale by our selling security holders of up to 1,437,500 shares of Common Stock previously issued to such selling security holders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to some of our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted on the OTC Markets at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, as of January 14, 2015

NUTS AND BOLTS INTERNATIONAL, INC.

1,437,500 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus.  The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is shares of our common stock, par value $0.0001 per share (the “Common Stock”), that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock.  Common Stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.10 per share until our Common Stock is quoted on the OTC Markets (“OTC Markets”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: January 14, 2015

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the Common Stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Nuts and Bolts International, Inc.,” “Company,” “we,” “us” and “our” refer to Nuts and Bolts International, Inc.

Overview

Nuts and Bolts International, Inc. (the “Company”), a Nevada corporation, creates, publishes, and markets electronic books or “eBooks” sold and distributed through the internet. The Company was incorporated on August 21, 2013 to commercialize the efforts of its founder to create short, interactive, non-fiction eBooks designed as a fun, easy and fast way to learn business and hobby-related skills as well as creating fiction eBooks.

In addition to fiction eBooks, the Company’s non-fiction eBooks are short, do-it-yourself courses in an eBook format that use text, images, and audio to help people quickly obtain new skills or improve on existing skills. The Company intends to capitalize on a number of publishing industry innovations, including the eBook multimedia format, low price point, and online sales and delivery. The Company further intends to introduce new hobby and “do-it-yourself” eBooks under the “Nuts and Bolts” brand name, to expand its production and sales of eBooks and to address additional market segments in the future.

The Company conducts its business through its wholly-owned operating subsidiary: Nuts and Bolts Publishing LLC, a North Carolina limited liability company (“NABP”). NABP conducts its business worldwide by delivering eBooks through the Internet. As of January 14, 2015, NABP, using the marketing name Nuts and Bolts Press, has published two eBooks – one was published in October 2014 and one was published in November 2014.

The Company’s business strategy is to take advantage of the significant growth in the market for eBooks and the relative absence of introductions of new quality brands. The US publishing market is large but fragmented, ranging from very large international media companies to authors who self- publish a single book.

Where You Can Find Us

The Company’s principal executive office and mailing address is 929 Greenwood Circle, Cary, NC 27511. Our telephone number is (919) 633-2488

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Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

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The Offering

Common Stock offered by selling security holders	1,437,500 shares of Common Stock. This number represents 22.33% of our current outstanding Common Stock. (1)

Common Stock outstanding before the offering	6,437,500

Common Stock outstanding after the offering	6,437,500

Terms of the Offering	The selling security holders will determine when and how they will sell the Common Stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.10 per share until our Common Stock is quoted on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Registration Statement or (ii) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market	There is currently no trading market for our Common Stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

(1)	Based on 6,437,500 Common Stock outstanding as of January 14, 2015

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from August 21, 2013 (inception) through July 31, 2014 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

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Statement of Operations:

	For the Period From August 21, 2013 (Inception) To July 31, 2014	For the Three Months Ended October 31, 2014 (unaudited)
Revenues	$-	-
Operating expenses	$45,277	31,365
Net Loss	$(45,277)	(31,365)
Net Loss per common share - Basic and Diluted	$(0.01)	(0.00)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	5,613,975	6,437,500

Balance Sheet Data:

	As of July 31, 2014	As of October 31, 2014 (unaudited)
Total Assets	$109,132	76,123
Total Current Liabilities	$12,909	11,265
Total Stockholders' Equity	$96,223	64,858
Total Liabilities and Stockholders’ Equity	$109,132	76,123

RISK FACTORS

The shares of our Common Stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Shares. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our Common Stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT

The founder of the Company began developing the concept for an eBook publishing company in early 2013. The Company was formed and began operations on August 21, 2013. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company’s product development programs, implementing the corporate infrastructure to support operations at the levels called for by the Company’s business plan, conclude a successful sales and marketing plan to attain significant penetration of the eBook market or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

DIFFICULTIES IN ESTABLISHING A BRAND NAME

The Company’s principal business strategy is to develop the Nuts and Bolts brand name as a respected brand associated with the highest quality fiction and non-fiction eBooks. The marketing of consumer products such as high-quality eBooks are highly dependent on creating favorable consumer perception through well-orchestrated marketing and advertising. The Company has little advertising experience, having expended only minimal amounts on such activities to date. The Company’s competitors have significantly greater advertising resources and experience and enjoy well-established brand names. There can be no assurance that the Company’s initial advertising and promotional activities will be successful in creating the desired consumer perception.

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OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the Registration Statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception.

Based on our financial history since inception, in their report on our financial statements from inception through July 31, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We have not yet started generating revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake sufficient sales and business development efforts, which may result in a negative impact to our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) revenue generation; (ii) our profitability; (iii) the development of similar services undertaken by our competition; (iv) the level of our investment in sales and marketing; and (v) the amount of our capital expenditures, including corporate acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the shares being offered for resale by the selling security holders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

TECHNOLOGY RISKS

The Company is dependent on software technology for the creation of its products and on the Internet for marketing, sales and product delivery. While the software and systems used by the Company have been well adopted by hundreds of other customers, there remains risk of software failure. Because the Internet is a public network susceptible to outages, hackers, and potential cyber terrorism there is risk that technology related issues could materially affect the Company. Consumer reading habits have also changed as a result of increased Internet and Smartphone usage. Changes in consumer preferences in their use of electronic devices could adversely affect the Company.

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COMPETING PRODUCTS

The electronic nature of eBook production makes it relatively easy for small companies and individual authors to produce their own eBooks. While editorial and content quality affect consumer purchasing decisions, the low barrier to entry for new eBook publishers could adversely affect the Company. The free information and content that is widely available on the Internet is also a source of competition that could negatively affect the Company.

COMPETITION

The Company has several large, well-financed competitors in the market for eBooks, each of whom enjoys strong, well-known brand names and a history of successful book launches. These companies compete directly with the Company for consumer sales. The top - companies have substantially greater capital resources, manufacturing, and sales and marketing experience than the Company and long standing brand recognition and market acceptance. See “RISK FACTORS.” The Company believes, however, that the market for eBooks is growing rapidly enough to support the entry of new brands such as those offered by the Company and that the success of new independent publishers supports this position. Small publishers and self-published authors are an emerging force within the industry, making room for ventures like the Company. Our largest publicly-traded competitors include:

Courier (NASDASQ: CRRC): Known primarily as one of the nation's largest book printers, Courier also publishes home and garden books, fiction and education materials. A limited number of their titles are produced as eBooks.

John Wiley & Sons (NYSE: JW-A): For Dummies, Frommer's and CliffsNotes are just a few of the lines from Wiley, a publisher of reference works, textbooks and journals. Some eBooks published

McGraw-Hill (NYSE: MHP): One of the world's largest producers of textbooks and other educational materials, its Standard & Poor's (S&P) unit provides indexes and credit ratings as well. Recently they launched their McGraw-Hill eBook Library, offering more than 1,000 titles to institutions around the world.

Pearson (NYSE: PSO): London-based Pearson is a leading publisher of textbooks, as well as fiction and nonfiction through its Penguin Group. They have actively marketing digital products.

Scholastic (NASDASQ: SCHL): New York-based Scholastic was the U.S. publisher of the phenomenally successful Harry Potter series. The leading children's book publisher has accelerated spending on digital initiatives.

Lagardère (Euronext Paris: MMB): Lagardère is a French diversified media group headquartered in Paris. The firm does business in around 30 countries and is the owner of Hachette Book Group USA, the top eBook publisher in the US.

PUBLISHING SHIFTS AND TRENDS

The publishing industry is undergoing significant changes that the company believes will provide attractive business opportunities. Examples include the struggle of traditional publishers to find business models that effectively compete and are profitable. Consumer buying habits are changing and they are unlikely to spend hardcover book prices for moderate quality information that is available online for free. As a result, there is growing market for concise “manuals” that provide quality information at a low price point. While this industry shift can provide opportunities for the Company, the changing industry also presents risks that could adversely affect the Company materially.

COST OF ADVERTISING

Advertising costs are a significant percentage of Company expenses. While the Company has experience in estimating advertising costs needed to acquire new customers, it is impossible to predict these expenses with certainty. Unexpected increases in advertising costs could have a material adverse impact on the publishing industry in general and the Company in particular.

DEPENDENCE ON KEY PERSONNEL AND CONTRACTORS

The Company will be dependent on its sole officer, Michael Hillerbrand, for the foreseeable future. The loss of the services of Mr. Hillerbrand could have a material adverse effect on the operations and prospects of the Company. The Company will also be dependent on contract authors and illustrators. Given the nature of the Company’s business, it is likely that the failure of contracted authors to meet their obligations would have a material adverse effect on the Company.

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Apart from its sole officer, Mr. Hillerbrand, as of the date hereof, the Company does not have any employees and does not have an employment agreement with Mr. Hillerbrand. It is contemplated that the Company may enter into employment agreements usual and customary for its industry in the future. The Company does not currently have any "key man" life insurance on Mr. Hillerbrand.

ABSENCE OF DIVIDENDS

The Company has paid no dividends on its capital stock to date, nor does it anticipate doing so in the foreseeable future.

INDEMNIFICATION AND LIMITATION OF LIABILITY

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

POTENTIAL RISKS OF LOW-PRICED STOCKS

If the Company is not successful in listing its Common Stock for trading on the Bulletin Board and if the price per share of the Common Stock on the Electronic Bulletin were to fall below $5 per share, the Common Stock would most likely come within the definition of “penny stock,” as contained in certain rules and regulations of the SEC. Under those regulations, any broker-dealer seeking to effect a transaction in a penny stock not otherwise exempt from the rules must first deliver to the potential customer a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salespersons in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. This information must be given to the customer orally or in writing before the transaction and in writing before or with delivery of the customer’s confirmation of the transaction. Under the penny stock rules, the broker-dealer must make a special determination of the suitability of the suggested investment for the individual customer and must receive the customer’s written consent to the transaction. If the Common Stock were to come within the penny stock rules, it could have the effect of limiting the trading market for the Common Stock and the ability of purchasers in this Offering to sell their stock in the market. If the trading market for the Shares were so limited, the adverse effect on the liquidity of the Shares could have the effect of materially increasing the risks of an investment in the Shares.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

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UNCERTAINTY OF PROFITABILITY

Our profitability will depend upon our success at accomplishing the following tasks:

•	implementing and executing our business model;
•	establishing name recognition and a reputation for value; and
•	developing sound business relationships with key strategic partners, and hiring and retaining skilled employees.

Additionally, our revenues and operating results may vary significantly from quarter-to-quarter due to a number of factors, including:

•	economic conditions generally, as well as those specific to the eBook industry; and
•	our ability to access capital as needed, on terms which are fair and reasonable to the Company.

MANAGEMENT OF GROWTH

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

WE ARE ENTERING A POTENTIALLY HIGHLY COMPETITIVE MARKET

The market for the creation and distribution of eBooks such as those created and distributed by the Company has several large, well-financed competitors with long-standing brand recognition. These companies compete with the Company for sales to consumers. The Company believes that the rapidly expanding market for eBook sales has created room for new competitors such as the Company but there can be no assurance that the Company’s competitors will not be able to use their financial and other advantages in competing in price or in creating new eBook topics and formats, resulting in material adverse effects on the business of the Company.

CONFLICTS OF INTEREST

The Company’s principal executive officers and directors also control a majority of the outstanding shares of the Company’s stock, and will continue to do so for the foreseeable future. As a result, no other persons can or will be able to effect any Company action except with the consent of these officers and directors, and in certain matters (such as compensation, incentive stock ownership, and continues employment), there may be an inherent conflict of interest unless such persons agree to abstain from voting on such matters, which they are not legally required to do. Our officers and directors may also serve as officers and directors of other entities that are not affiliated with us. Such non-affiliates may be involved in similar business enterprises to ours.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $25,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors (the “Board”) or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

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WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

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THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR SHARES OF COMMON STOCK WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our shares of Common Stock are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our shares of Common Stock under the Exchange Act for the foreseeable future, provided that, we will register our shares of Common Stock under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our shares of Common Stock are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our shares of Common Stock are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding shares of Common Stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of shares of Common Stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) Registration Statement, and periodic reports we file thereunder. Furthermore, so long as our shares of Common Stock are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our Common Stock is not registered under the Exchange Act, and we do not intend to register our Common Stock under the Exchange Act for the foreseeable future (provided that, we will register our Common Stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our Common Stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

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As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or add senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

THE COMPANY MAY BE SUBJECT TO LITIGATION IN THE FUTURE WHICH COULD IMPACT THE FINANCIAL HEALTH OF THE COMPANY.

Currently there are no legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

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WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Registration Statement includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things, (i) our projected sales and profitability; (ii) our growth strategies; (iii) anticipated trends in our industry; (iv) our future financing plans; and (v) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Registration Statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

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Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Registration Statement only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the sole officer of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

Use of Proceeds

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

Determination of Offering Price

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The implied aggregate value of our outstanding shares after this offering is $643,750. Our total stockholders’ equity as of our most recent balance sheet dated October 31, 2014 (unaudited) is $64,858.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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Dilution

The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The shares of Common Stock being offered for resale by the selling security holders consist of 1,437,500 shares of our Common Stock held by no more than 35 unaccredited shareholders. These shares were sold in our private offering pursuant to Regulation D Rule 506 sold through July 31, 2014 at an offering price of $0.10 per share (the “Private Offering”).

The following table sets forth the names of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of January 14, 2015 and the number of shares of Common Stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Jeannene Alt	2,500	2,500	0	0%
Jeffrey Alt	2,500	2,500	0	0%
Anne L. Beaurline	20,000	20,000	0	0%
William Robert Bizzell	2,500	2,500	0	0%
Steven C. Brinkley	2,500	2,500	0	0%
David Campbell	50,000	50,000	0	0%
Tammy P. Campbell	50,000	50,000	0	0%
Pat Catizone	50,000	50,000	0
CC3 Holdings, LLC (1)	5,000	5,000	0	0%
James Coker	200,000	200,000	0	0%
Peggy Lee Coker	20,000	20,000	0	0%
Hubert O. Davis, Jr.	2,500	2,500	0	0%
Dina Dunn	2,500	2,500	0	0%
William M. Geist	2,500	2,500	0	0%
Jerry W. Harrelson	10,000	10,000	0	0%
Hans J. Hillerbrand	50,000	50,000	0	0%
Thomas R. Hunter	30,000	30,000	0	0%
Diana T. Johnson	100,000	100,000	0	0%
James A. Johnson	100,000	100,000	0	0%
Deborah Lovig	2,500	2,500	0	0%
Catherine LoVullo	5,000	5,000	0	0%
Joseph LoVullo	5,000	5,000	0	0%
Thomas A. Lund	200,000	200,000	0	0%
Marc Allan Mason	5,000	5,000	0	0%
Sara Moran	20,000	20,000	0	0%
James M. O’Connell	25,000	25,000	0	0%
Ohio Blasting Equipment & Media, Inc. (2)	5,000	5,000	0	0%
Kathleen N. Patten	40,000	40,000	0	0%
Irv Pyun	2,500	2,500	0	0%
Lawrence Richard	150,000	150,000	0	0%
Mary C. Rice	20,000	20,000	0	0%
Douglas L. Snodgrass	50,000	50,000	0	0%
Priscilla Snodgrass	50,000	50,000	0	0%
Denis M. Snyder	100,000	100,000	0	0%
Bryan Christopher Solomon	2,000	2,000	0	0%
James Andrew Solomon	2,000	2,000	0	0%
James Michael Solomon	4,000	4,000	0	0%
Jeffrey Michael Solomon	2,000	2,000	0	0%
The Turner Family Grantor Trust (3)	30,000	30,000	0	0%
Edward Williams	5,000	5,000	0	0%
John Williams	10,000	10,000	0	0%
Total	1,437,500	1,437,500	0	0%

(1)          James Cunningham III has sole voting and investment control with respect to the shares offered by CC3 Holdings, LLC.

(2)          William Witt has sole voting and investment control with respect to the shares offered by Ohio Blasting Equipment & Media, Inc.

(3)          Jonathan F. Turner is the sole trustee of the Turner Family Grantor Trust and has sole voting and investment control with respect to the shares offered by Turner Family Grantor Trust.

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There are no agreements between the company and any selling security holder pursuant to which the shares subject to this Registration Statement were issued.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Markets, shareholders may sell their shares in private transactions to other individuals. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 110,000,000 shares of capital stock, of which 100,000,000 shares are Common Stock, $0.0001 par value per share, and 10,000,000 shares are preferred stock, par value of $0.0001 per share.

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, $0.0001 par value per share. Currently we have 6,437,500 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of our Board.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our Board and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

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Transfer Agent and Registrar

The Company is currently acting as its own transfer agent.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements for the period ended July 31, 2014 included in this prospectus and the Registration Statement have been audited by Liggett, Vogt & Webb, P.A, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF THE BUSINESS

Overview

The Company was established on August 21, 2013 to publish eBooks under the Nuts and Bolts brand name. Earlier in 2013, the Company’s founder began developing the concept for an eBook publisher that would produce products that would appeal to tablet and Smartphone users who were eager to learn more about their hobbies and interests. The family of our founder, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director, Michael Hillerbrand, includes numerous published authors and professional educators.

Mr. Hillerbrand, our sole officer, believes the increased popularity of eBooks in the United States is due to certain industry and social trends that should continue for at least the next few years. The Company believes that the principal changes that have contributed to growth in the eBook market are (1) the emergence of eBook readers, tablet computers and Smartphones that make reading eBooks more convenient than a traditional print book, (2) the low cost of production and distribution of eBooks, and (3) the continued consumer interest in consuming media electronically rather than in the traditional print format.

The Company conducts its business through its wholly-owned operating subsidiary NABP which conducts its business worldwide by delivering eBooks through the Internet. As of January 14, 2015, NABP, using the marketing name Nuts and Bolts Press, has published two eBooks – one was published in October 2014 and one was published in November 2014.

The Company’s strategy is to publish new titles on a regular basis, increasing output each year of operation. As the eBook catalog increases in size, brand awareness and profit margins are projected to increase. Titles will be carefully researched based on consumer search engine topic queries and eBook content will be specifically tailored to match high consumer interests. Formats will be tested to ensure learning effectiveness and positive consumer reception. The eBook electronic format will facilitate easy, low-cost updates and format changes.

The eBook creation process starts with market research. This research consists of identifying the categories of current “best sellers” published by other companies and identifying topics in market niches that have a high number of Google and Bing searches, but where such searches result in limited competitive advertising for books. Both of these market research methods are good indicators of potentially profitable eBook titles.

The next step in developing eBook titles is to rank this list of potential titles/topics by potential profitability. The ranking order of titles is dynamic and is revised as new topics are identified. Periodically the top titles are moved off the potential title list and put on the production list.

Even when a title is published, development is ongoing. Because the eBooks are published electronically, they can be easily modified. If an existing eBook title is not meeting sales expectations, it can be edited, combined with other titles, or re-titled. Edits can be made to enhance the quality of the titles or to add new material.

The creation of new titles can range in the time required, depending on familiarity the author has with the subject matter and whether the title is derived from a print book in the public domain or is an original work of the author. Original works on topics unfamiliar to the author take the longest amount of time to produce. The shortest time frame from conception to publication would be about four weeks and the longest could be six months to a year or more. The Company is focused on the titles that have the highest sales potential and the shortest turnaround time to publication.

The Company currently has one major title that is under major editing to become a new, derivative work and two other original titles scheduled for publication. All three are targeted for release in the first Quarter of 2015.

Mr. Hillerbrand is expected to produce all of the Company’s eBook titles until the Company achieves positive cash flow. Thereafter, the writing of new eBooks will be contracted out to other authors, and Mr. Hillerbrand will provide editorial services for these publications.

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Products

eBooks are a collection of text and formatting files that when viewed using eReader software produce a book-like reading experience. There are several formats of eBooks including the Apple, Inc. (NASDAQ symbol “APPL”) iBooks and Amazon.com, Inc.’s (NASDAQ symbol: “AMZN”) Kindle format. In addition to the preceding proprietary eBook formats there is also the open EPUB eBook standard. Most eBook electronic reading devices (e.g. Amazon Kindle) use a single eReader software program. As a result, eBook publishers typically publish their books in all three formats. While most basic features are shared by all eReader software, there are exceptions. For example, video imbedded into eBooks is currently only supported by the Apple iBook format and EPUB 3 standard.

The Company’s books are designed to be published in all three eBook formats from a single Master File. The Company’s eBooks will be standardized to a shorter length (less than 100 pages), a common number of chapters, and consistent fonts and book layout. In addition to the Company’s fiction eBooks, the reading style, information presentation and learning approach will also be consistent for all of the Company’s non-fiction eBooks.

Because the Company’s non-fiction eBooks are specifically designed to facilitate learning of new skills, well accepted pedagogic principles will be incorporated into each book. Information flow, image use and lesson question will be used to maximize reader enjoyment and to enhance new skill acquisition. The electronic eBook format facilitates interactive learning not available in traditional print books or manuals.

The creation of new books follows a pre-defined process. The Company decides on titles and topics it wishes to add to the Company catalog. Titles are then assigned to either in-house or contract authors. To keep production costs low, contract authors are primarily used, being compensated by a royalty percentage based on book sales. Some books are authored by in-house staff, who produce new books according to Company production quotas. After the book has been thoroughly reviewed by in-house editorial staff, the book is placed on the Company’s website and made available for purchase.

Sales and Marketing

The Company intends to use its website as the center of its marketing, sales and product delivery activities. The website will include an online catalog and eCommerce functionality where customers can purchase eBooks online and download purchased products.

The website will include eBook descriptions, articles and/or blog posts covering the same topics as in the eBooks. The Company intends to optimize the website’s content to optimize search engine rankings. The website’s content will be designed to attract potential customers to the Company website. The Company will establish credibility as an authority on a given topic by providing some free information on the topic.

The low price point for additional information included in the eBook is designed to make buying the eBook attractive. A key part of the Company’s selling proposition is that it is much more efficient to purchase the company’s eBooks than to search for free information of questionable quality and accuracy. Customer convenience will be a key selling point.

In addition to “organic” search engine referrals to the Company website, the Company will purchase search based “pay per click” advertising to drive traffic to its website. Advertisement headlines and website landing pages will be tested for effectiveness using state-of-the art analytical tools, including Google Analytics. Display advertising on websites related to a particular eBook will also be evaluated. Social networking sites centered on the particular skill or hobby covered in the eBook will be identified for potential marketing opportunities. Because the Company will position its products as leaders in the electronic DIY segment, identifying effective marketing channels is not anticipated to be a problem.

The Company’s eBooks are sold individually, in multi-book “packages,” and on a “club subscription” basis. Individual eBooks are priced below $10.00. eBook packages of multiple books are offered with a promotional discount. Club Subscriptions will allow the customers to download any of the eBooks in the catalog for a renewable annual subscription fee.

23

In addition to the Company’s fiction eBooks, the Company’s non-fiction eBooks essentially function as short, do-it-yourself courses in an eBook format that use test, images, and audio to help people quickly obtain skills for work or hobbies. The eBooks encompass the key attributes of multimedia format, low price point, and online sales and delivery, increasing potential for success.

Employees

Apart from its sole officer, Mr. Hillerbrand, the Company currently has no employees.

DESCRIPTION OF PROPERTY

The primary residence of our sole officer, Mr. Hillerbrand, consists of a house and a separate building on the same property. Our office is in the non-house building. We do not pay any rent to Mr. Hillerbrand for the use of this building.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the Registration Statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this Registration Statement, we had 42 holders of our common stock.

Rule 144 Shares

As of the date of this Registration Statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

24

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

FINANCIAL STATEMENTS

TABLE OF CONTENTS

Audited financial statements as of July 31, 2014 and for the period from August 21, 2013 (Inception) through July 31, 2014

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	CONSOLIDATED BALANCE SHEET AS OF JULY 31, 2014.

PAGE	F-3	CONSOLIDATED STATEMENT OF OPERATIONS FOR PERIOD FROM AUGUST 21, 2013 (INCEPTION) TO JULY 31, 2014

PAGE	F-4	CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE PERIOD FROM AUGUST 21, 2013 (INCEPTION) TO JULY 31, 2014

PAGE	F-5	CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM AUGUST 21, 2013 (INCEPTION) TO JULY 31, 2014

PAGES	F-6 – F-11	NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

Unaudited financial statements as of October 31, 2014 and for the three months ended October 31, 2014

PAGE	F-12	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF OCTOBER 31, 2014 AND JULY 31, 2014 (unaudited)

PAGE	F-13	CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED OCTOBER 31, 2014 AND FOR THE PERIOD AUGUST 21, 2013 TO OCTOBER 31, 2013 (unaudited)

PAGE	F-14	CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE PERIOD AUGUST 21, 2013 TO OCTOBER 31, 2014

PAGE	F-15	CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED OCTOBER 31, 2014 AND FOR THE PERIOD AUGUST 21, 2013 TO OCTOBER 31, 2013 (unaudited)

PAGES	F-16 – F-19	NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of:

Nuts and Bolts International, Inc.

We have audited the accompanying consolidated balance sheet of Nuts and Bolts International, Inc. and Subsidiary (the “Company”) as of July 31, 2014 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from August 21, 2013 (Inception) to July 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Nuts and Bolts International, Inc. as of July 31, 2014 and the results of its operations and its cash flows for the period from August 21, 2013 (Inception) to July 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has minimal operations, no revenue since inception, used cash in operations of $22,957 and has an accumulated deficit of $45,227. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 8, 2014

F-1

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

Consolidated Balance Sheet

ASSETS

July 31, 2014

Current Assets
Cash	$108,326
Total Current Assets	108,326

Property and Equipment, net	806

Total Assets	$109,132

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$11,680
Loan payable	1,129
Loan payable - related party	100

Total Liabilities	12,909

Commitments and Contingencies (See Note 4)

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,437,500 issued and outstanding	644
Additional paid-in capital	140,806
Accumulated deficit	(45,227)

Total Stockholders' Equity	96,223

Total Liabilities and Stockholders' Equity	$109,132

See accompanying notes to consolidated financial statements

F-2

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

Consolidated Statement of Operations

For the Period From August 21, 2013 (Inception) to July 31, 2014

Operating Expenses
Professional fees	$40
General and administrative	45,187
Total Operating Expenses	45,227

Loss from Operations Before Income Taxes	(45,227)

Provision for Income Taxes	-

NET LOSS	$(45,227)

Net Loss Per Share - Basic and Diluted	$(0.01)

Weighted average number of shares outstanding during the year - Basic and Diluted	5,613,975

See accompanying notes to consolidated financial statements

F-3

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

Consolidated Statement of Stockholders' Equity

For the Period From August 21, 2013 (Inception) to July 31, 2014

	Preferred Stock		Common stock		Additional		Total
					paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	capital	Deficit	Equity

Balance, August 21, 2013	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 / per share)	-	-	5,000,000	500	-	-	500

Common stock issued for cash, net of stock offering cost ($0.10 / per share)	-	-	1,437,500	144	130,806	-	130,950

In kind contribution of services	-	-	-	-	10,000	-	10,000

Net loss for the period from August 21, 2013 (Inception) to July 31, 2014	-		-	-	-	(45,227)	(45,227)

Balance, July 31, 2014	-	$-	6,437,500	$644	$140,806	$(45,227)	$96,223

See accompanying notes to consolidated financial statements

F-4

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

Consolidated Statement of Cash Flows

For the Period From August 21, 2013 (Inception) to July 31, 2014

Cash Flows From Operating Activities:
Net Loss	$(45,227)
Adjustments to reconcile net loss to net cash used in operations
Depreciation	90
Common stock issued for services to founder	500
In-kind contribution of services	10,000
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	11,680
Net Cash Used In Operating Activities	(22,957)

Cash Flows From Investing Activities:
Payment for fixed assets	(896)
Net Cash Used In Investing Activities	(896)

Cash Flows From Financing Activities:
Proceeds from note payable	-

Proceeds from loan payable	1,129
Proceeds from loan payable- related party	100
Proceeds from issuance of common stock, net of offering costs	130,950
Net Cash Provided by Financing Activities	132,179

Net Increase in Cash	108,326

Cash at Beginning of Period	-

Cash at End of Period	$108,326

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to consolidated financial statements

F-5

NUTS AND BOLTS INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2014

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Nuts and Bolts International, Inc. (the "Company") was incorporated under the laws of the State of Nevada on August 21, 2013.

Nuts and Bolts Publishing, LLC was organized under the laws of the State of North Carolina on August 22, 2013 to create short, interactive, non-fiction electronic books (“eBooks”) designed as a fun, easy and fast way to learn business and hobby related skills through the internet aimed at the do it yourself market.

(B) Principles of Consolidation

The accompanying 2014 consolidated financial statements include the accounts of Nuts and Bolts International, Inc. and its wholly owned subsidiary, Nuts and Bolts Publishing, LLC (collectively, the “Company”).  All intercompany accounts have been eliminated upon consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include the valuation of in kind contribution of services and the valuation of deferred tax assets. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At July 31, 2014, the Company had no cash equivalents.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of July 31, 2014, there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-6

NUTS AND BOLTS INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2014

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

July 31, 2014
Deferred tax liability:
Deferred tax asset	$-
Net Operating Loss Carryforward	13,278
Valuation allowance	(13,278)
New deferred tax asset
Net deferred tax liabilities	$-

July 31, 2014
Federal
Current	-
Deferred	-

State and Local
Current	-
Deferred	-
-

The Company's income tax expense differed from the statutory rates (federal 34% and state 6.9%) as follows:

Expected tax expense (benefit) – Federal	$(14,316)
Expected tax expense (benefit) – State	(3,121)
Non-deductible expenses	4,159
Change in valuation allowance	13,278
Actual tax expense (benefit)	$-

Gross deferred tax assets:
Net operating loss carryforwards	$(13,278)
Total deferred tax assets	13,278
Less: valuation allowance	(13,278)
Net deferred tax asset recorded	$-

F-7

NUTS AND BOLTS INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2014

As of July 31, 2014, the company has a net operating loss carry forward of approximately $34,441 available to offset future taxable income through July 31, 2034. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating loss and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2034.

The net change in the valuation allowance for the year ended July 31, 2014 was an increase of $13,278 since August 21, 2013 (inception).

The company’s federal income tax returns for the years ended July 31, 2014 remain subject to examination by the Internal Revenue Service through 2019.

(G) Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter.

Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

Property and equipment consist of the following at July 31, 2014:

	July 31,	Estimated
	2014	Useful Life
Computer Equipment	$896	5 years
	896
Less: Accumulated Depreciation	(90)
Property and Equipment, Net	$806

Depreciation expense was $90 for the period from August 21, 2013 (inception) to July 31, 2014.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company plans to generate revenue from the sale of eBooks which will sell from $2.00 to $10.00.

(I) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts payable and notes payable, approximate fair value due to the relatively short period to maturity for these instruments.

(J) Recent Accounting Pronouncements

 On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASUE 2014-10"). The guidance is intended to reduce the overall cost and complexity associated with financial reporting for development stage entities without reducing the availability of relevant information. The Board also believes the changes will simplify the consolidation accounting guidance by removing the differential accounting requirements for development stage entities. As a result of these changes, there no longer will be any accounting or reporting differences in GAAP between development stage entities and other operating entities. For organizations defined as public business entities the presentation and disclosure requirements in Topic 915 will no longer be required starting with the first annual period beginning after December 15, 2014, including interim periods therein. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). The Company adopted this pronouncement for the period from August 21, 2013 (inception) through July 31, 2014.

F-8

NUTS AND BOLTS INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2014

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. As of August 31, 2014, we have adopted the provisions of this ASU.

(K) Business Segments

The Company operates in one segment and therefore segment information is not presented.

NOTE 2	NOTES PAYABLE

(A) Notes Payable – Related Party

On October 13, 2013 the Company entered into a promissory note with a related party in the amount of $100. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand. (See Note 5).

(B) Note Payable

On August 31, 2013 the Company entered into a promissory note with an unrelated party in the amount of $1,129. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand.

F-9

NUTS AND BOLTS INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2014

NOTE 3	STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company was incorporated on August 21, 2013. The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share. Preferred stock may be issued in one or more series with rights and preferences to be determined by the board of directors. As of July 31, 2014, no shares of preferred stock have been issued.

(B) Common Stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share.

For the year ended July 31, 2014, the Company issued 1,437,500 shares of common stock for cash of $143,750 ($0.10/share), net of offering cost of $12,800.

(C) Common Stock Issued for Services

For the period ended August 21, 2013 the Company issued 5,000,000 shares of common stock to its founder, valued at $500 ($0.0001 per share), in exchange for services.

(D) In kind contribution of services

During the year ended July 31, 2014, the Company recorded $10,000 as in kind contribution of consulting services from an unrelated party.

NOTE 4	COMMITMENTS AND CONTINGENCIES

(A) Consulting Agreement

On March 1, 2014 the Company entered into a consulting agreement to receive administrative and other miscellaneous services. The Company is required to pay $5,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement.

(B) Consulting Agreements – Related Party

Effective January 31, 2014 the Company entered into a consulting agreement with the Company’s Chief Executive Officer. The Company is required to pay $1,500 a month. The agreement is to remain in effect unless either party desires to cancel the agreement (See Note(5)).

NOTE 5	RELATED PARTY TRANSACTIONS

For the period ended July 31, 2014 the Company issued 5,000,000 shares of common stock to its founder for $500 ($0.0001 per share) in exchange for services (See Note 3(C)).

The Company received $100 on October 13, 2013 from a related party. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand (See Note 2(A)).

Effective January 31, 2014 the Company entered into a consulting agreement with the Company’s Chief Executive Officer. The Company is required to pay $1,500 a month. The agreement is to remain in effect unless either party desires to cancel the agreement (See Note 4(B)).

F-10

NUTS AND BOLTS INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2014

NOTE 6	GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has minimal operations with no revenue since inception, used cash in operations of $22,957 and has an accumulated deficit of $45,227. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 8, 2014, the date the financial statements were issued. No events occurred subsequent to July 31, 2014 through October 8, 2014 that requires disclosure.

F-11

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

Condensed Consolidated Balance Sheets

	October 31, 2014	July 31, 2014
	(Unaudited)
ASSETS
Current Assets
Cash	$75,362	$108,326
Total Current Assets	75,362	108,326

Property and Equipment, net	761	806

Total Assets	$76,123	$109,132

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Loans payable - related party Accounts payable and accrued expenses	$11,165	$11,680
Loans payable	-	1,129
Loan payable - related party	100	100

Total Liabilities	11,265	12,909

Commitments and Contingencies (See Note 4)

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,437,500 issued and outstanding	644	96,223
Additional paid-in capital	140,806	-
Accumulated deficit	(76,592)	-

Total Stockholders' Equity	64,858	96,223

Total Liabilities and Stockholders' Equity	$76,123	$109,132

See accompanying notes to condensed consolidated financial statements

F-12

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended October 31, 2014	For the Period From August 21, 2013 (Inception) to October 31, 2013

Operating Expenses
Professional fees	$9,100	$-
General and administrative	22,265	1,629
Total Operating Expenses	31,365	1,629

Loss from Operations	(31,365)	(1,629)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(31,365)	(1,629)

Provision for Income Taxes	-	-

NET LOSS	$(31,365)	$(1,629)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the year - Basic and Diluted	6,437,500	5,000,000

See accompanying notes to condensed consolidated financial statements

F-13

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

Condensed Consolidated Statement of Stockholders' Equity

For the Period From August 21, 2013 (Inception) to October 31, 2014

(Unaudited)

	Preferred Stock		Common stock		Additional		Total
					paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	capital	Deficit	Equity

Balance August 21, 2013	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 / per share)	-	-	5,000,000	500	-	-	500

Common stock issued for cash, net of stock offering cost ($0.10 / per share)	-	-	1,437,500	144	130,806	-	130,950

In kind contribution of services	-	-	-	-	10,000	-	10,000

Net loss for the year ended July 31, 2014	-		-	-	-	(45,227)	(45,227)

Net loss for the period August 21, 2013 (inception) to July 31, 2014	-	$-	6,437,500	644	140,806	(45,227)	96,223

Net loss for the three months ended October 31, 2014	-		-	-	-	(31,365)	(31,365)

Net loss for three months ended October 31, 2014	-	$-	6,437,500	$644	$140,806	$(76,592)	$64,858

See accompanying notes to condensed consolidated financial statements

F-14

NUTS AND BOLTS INTERNATIONAL, INC. & SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended October 31, 2014	For the Period From August 21, 2013 (Inception) to October 31, 2013

Cash Flows From Operating Activities:
Net Loss	$(31,365)	$(1,629)
Adjustments to reconcile net loss to net cash used in operations
Depreciation	45	-
Common stock issued for services to founder	-	500
Changes in operating assets and liabilities:
Decrease in accounts payable and accrued expenses	(515)	-
Net Cash Used In Operating Activities	(31,835)	(1,129)

Cash Flows From Investing Activities:
Payment for fixed assets	-	-
Net Cash Used In Investing Activities	-	-

Cash Flows From Financing Activities:
Proceeds from loan payable- related party	-	100
Repayment of loan payable	(1,129)	-
Net Cash Provided by Financing Activities	(1,129)	100

Net Increase in Cash	(32,964)	(1,029)

Cash at Beginning of Period	108,326	-

Cash at End of Period	$75,362	$(1,029)

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to condensed consolidated financial statements

F-15

NUTS AND BOLTS INTERNATIONAL, INC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2014

(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying condensed consolidated unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Nuts and Bolts International, Inc. (the "Company") was incorporated under the laws of the State of Nevada on August 21, 2013 to create and publish electronic non-fiction books (“eBooks”) through the internet. The Company creates and distributes high quality, multimedia eBooks for the hobby and do-it-yourself consumer markets.

Nuts and Bolts Publishing, LLC was organized under the laws of the State of North Carolina on August 22, 2013.

(B) Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Nuts and Bolts International, Inc. and its wholly owned subsidiary, Nuts and Bolts Publishing, LLC (collectively, the “Company”).  All intercompany accounts have been eliminated upon consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of in kind contribution of services, valuation of deferred tax assets. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At October 31, 2014 and July 31, 2014, the Company had no cash equivalents.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of October 31, 2014 and 2013, there were no common share equivalents outstanding.

F-16

NUTS AND BOLTS INTERNATIONAL, INC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2014

(UNAUDITED)

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter.

Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company will generate revenue from the sale of eBooks which will sell from $2.00 to $10.00.

(I) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including accounts payable and note payable, approximate fair value due to the relatively short period to maturity for these instruments.

(J) Recent Accounting Pronouncements

 On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASUE 2014-10"). The guidance is intended to reduce the overall cost and complexity associated with financial reporting for development stage entities without reducing the availability of relevant information. The Board also believes the changes will simplify the consolidation accounting guidance by removing the differential accounting requirements for development stage entities. As a result of these changes, there no longer will be any accounting or reporting differences in GAAP between development stage entities and other operating entities. For organizations defined as public business entities the presentation and disclosure requirements in Topic 915 will no longer be required starting with the first annual period beginning after December 15, 2014, including interim periods therein. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). The Company adopted this pronouncement for the period from August 21, 2013 (inception) through July 31, 2014.

F-17

NUTS AND BOLTS INTERNATIONAL, INC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2014

(UNAUDITED)

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. As of August 31, 2014, we have adopted the provisions of this ASU.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable

(K) Business Segments

The Company operates in one segment and therefore segment information is not presented.

NOTE 1	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at October 31, 2014:

	October 31,	Estimated
	2014	Useful Life
Computer Equipment	896	5 years
	896
Less: Accumulated Depreciation	(135)
Property and Equipment, Net	$761

Depreciation expense was $45 and $0 for the three months ended October 31, 2014 and 2013, respectively.

NOTE 2	NOTES PAYABLE

(A) Notes Payable – Related Party

On October 13, 2013 the Company entered into a promissory note with a related party in the amount of $100. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand. (See Note 5).

(B) Notes Payable

On August 31, 2013 the Company entered into a promissory note with an unrelated party in the amount of $1,129. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand. On October 1, 2014, the loan balance was repaid and as of October 31, 2014, the remaining balance due is $0.

F-18

NUTS AND BOLTS INTERNATIONAL, INC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2014

(UNAUDITED)

NOTE 3	STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company was incorporated on August 21, 2013. The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share. Preferred stock may be issued in one or more series with rights and preferences are to be determined by the board of directors. As of October 31, 2014, no shares of preferred stock have been issued.

NOTE 4	COMMITMENTS AND CONTINGENCIES

(A) Consulting Agreements

On March 1, 2014 the Company entered into a consulting agreement to receive administrative and other miscellaneous services. The Company is required to pay $5,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement.

(B) Consulting Agreements – Related Party

Effective January 31, 2014 the Company entered into a consulting agreement with the Company’s Chief Executive Officer. The Company is required to pay $1,500 a month. The agreement is to remain in effect unless either party desires to cancel the agreement (See Note (5). Effective November 30, 2014, this consulting agreement was terminated by mutual consent of the parties.

NOTE 5	RELATED PARTY TRANSACTIONS

Effective January 31, 2014 the Company entered into a consulting agreement with the Company’s Chief Executive Officer. The Company is required to pay $1,500 a month. The agreement is to remain in effect unless either party desires to cancel the agreement (See Note 4(B)). Effective November 30, 2014, this consulting agreement was terminated by mutual consent of the parties.

On October 13, 2013 the Company entered into a promissory note with a related party in the amount of $100. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand. (See Note 2(A)).

NOTE 6	GOING CONCERN

As reflected in the accompanying financial statements, the Company has minimal operations, has negative working capital and accumulated deficit of $76,592, used cash in operations of $31,835 and has a net loss of $31,365 for the three months ended October 31, 2014. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 15, 2014, the date the financial statements were issued. No events occurred subsequent to October 31, 2014 through December 15, 2014 that requires disclosure

F-19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

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Overview

The Company was established on August 21, 2013 to publish fiction eBooks and “life enriching” non-fiction eBooks under the Nuts and Bolts brand name. Earlier in 2013, the Company’s founder began developing the concept for an eBook publisher that would produce products that would appeal to tablet and Smartphone users who were eager to learn more about their hobbies and interests. The family of our founder, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director, Michael Hillerbrand, includes numerous published authors and professional educators.

The Company’s business strategy is to take advantage of the significant growth in the market for eBooks and the relative absence of introductions of new quality brands. The US publishing market is large but is fragmented, ranging from very large international media companies to authors who self- publish a single book.

Mr. Hillerbrand, our sole officer, believes the increased popularity of eBooks in the United States is due to certain industry and social trends that should continue for at least the next few years. The Company believes that the principal changes that have contributed to growth in the eBook market are (1) the emergence of eBook readers, tablet computers and Smartphones that make reading eBooks more convenient than a traditional print book, (2) the low cost of production and distribution of eBooks, and (3) the continued consumer interest in consuming media electronically rather than in the traditional print format.

Plan of Operation

The Company’s strategy is to publish new titles on a regular basis, increasing output each year of operation. The Company currently has three books in its catalog. These are in the business “How To” category and humor category and are available for purchase on the Company’s website: www.nutsandboltspress.com. As the eBook catalog increases in size, brand awareness and profit margins are projected to increase. Titles will be carefully researched based on consumer search engine topic queries and eBook content will be specifically tailored to match high consumer interests. Formats will be tested to ensure effectiveness and positive consumer reception. Given the fact that the Company is marketing its products to both mature and growing consumer markets, it is anticipated that its marketing strategy will continue to change and evolve over time. The eBook electronic format should facilitate easy, low-cost updates and format changes over time.

The Company currently has $43,406.57 cash on hand. The cost of doing business at current revenue and expense levels is approximately $7,000/month or approximately $20,000 a calendar quarter. On March 1, 2014, the Company signed a consulting agreement with Tryon Capital Ventures, LLC (“Tryon”) that pays Tryon $5,000 per month in exchange for administrative and other miscellaneous services. Tryon also may help with transactions the Company may be considering. The Company is striving to minimize the monthly cost of doing business. At the current rate of expenditure, the Company has resources to last six months or until July 1, 2015. The Company currently has three publications in its publication pipeline and expects their release in the first quarter of 2015. Because the Company manages eBook publications on a quarterly basis, each calendar quarter is a significant milestone. The Company plans to publish other eBooks in each quarter of the 12 months ending December 2015. The Company will make a determination at the end of the March 2015 quarter as to whether the then current publications will produce sufficient revenue to sustain operations without additional investment. If at any time it appears that the publications will not generate sufficient revenues to sustain the business for the next 12 months, then the Company will seek further equity investment with the understanding that it will likely dilute the current shareholders in the company.

Results of Operations

Liquidity, Capital Resources, and Off-Balance Sheet Arrangements

At the date hereof, we have minimal cash at hand. We require additional capital to implement our business and fund our operations.

Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all.

The Company currently has $43,406.57 of cash on hand. The cost of doing business at the current rate is approximately $6,666 per month. At the current rate, the Company has resources to last until July 1, 2015.

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If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all of your investment.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our officer and directors as of January 14, 2015. Our executive officers are elected annually by our Board. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

Name	Age	Position
Michael Hillerbrand	53	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director
Susanna Hillerbrand	26	Director
Kevin Flynn	50	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Michael Hillerbrand is the founder of Nuts and Bolts International, Inc., and has been a Director, and our sole officer, since our inception. Mr. Hillerbrand is a successful businessman and entrepreneur. He has been involved in media and marketing since 1990. He has held several senior managerial positions, including founding CEO of etrials.com (publicly traded as NASDAQ:ETWC prior to being acquired by Merge Healthcare Inc.) and President of First Madison LLC, a national merchant banking firm. His writing has been published in national publications, including Deli Business, Cheese Connoisseur, GRAZE Magazine and Culture. Mr. Hillerbrand is experienced in website design, website search engine optimization (“SEO”) and online advertising. He is Google AdWords and Google Analytics certified. Mr. Hillerbrand received his MBA from the Kenan-Flagler Business School at University of North Carolina, Chapel Hill.

Susanna Hillerbrand has served as a Director of the Company since our inception. Ms. Hillerbrand is currently the Business Development/Social Media Coordinator of REACH LLC based in Nashville, Tennessee. REACH is an entertainment and experiential marketing agency serving the music industry. REACH clients include Toyota, Farmers Insurance, the Country Music Association and World Vision. Prior to working at REACH, Ms. Hillerbrand was editor for ChristianConcertAlerts.com, a national Christian Concert ticket and promotions company. Prior to ChristianConcertAlerts.com, she held several positions in event management and office administration. Ms. Hillerbrand received her Bachelor of Liberal Arts degree in Communications/Media Studies from Wheaton College (Wheaton, IL) and earned an Associate in Arts degree from Wake Technical Community College. Ms. Hillerbrand is related to Mr. Michael Hillerbrand.

Kevin Flynn has served as a Director of the Company since our inception. Mr. Flynn has extensive experience in management, media and entrepreneurship. Prior to graduating from Duke University in 2013 with a Masters Degree in religious Studies, Mr. Flynn worked as a real estate developer with Upper Straights Development where his projects included large residential and commercial developments. Mr. Flynn also served as Vice President of Lexington Capital (Lexington, KY), a merchant banking firm that promoted and managed large, local real-estate projects. Mr. Flynn has been actively involved in the live event management business, having promoted over 25 live events with some having attendance of over 40,000 people. In addition to a Master’s degree from Duke, Mr. Flynn received a BA from William Tyndale College.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from August 21, 2013 (inception) through July 31, 2014:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Michael Hillerbrand President, Chief Executive Officer and Director (1)	2013	$0	0	0	0	0	0	0	$0
	2014	9,0000	0	0	0	0	0	0	9,000

(1)	The Company and our sole officer, Michael Hillerbrand, entered into a consulting agreement, effective January 31, 2014, which required the Company to pay Mr. Hillerbrand $1,500 a month. Mr. Hillerbrand was paid $9,000 through July 31, 2014 and was paid $6,000 from August 1, 2014 through November 30, 2014. The agreement was terminated by mutual consent of the parties effective November 30, 2014. Mr. Hillerbrand is now receiving no fixed compensation.

In addition, Mr. Hillerbrand will be paid for researching and writing specific eBook titles for the Company. Compensation for researching and writing eBooks will be paid on a “fixed fee per book” basis at a rate comparable to market averages within the publishing industry.

Mr. Hillerbrand is expected to produce all of the Company’s eBook titles until the Company achieves positive cash flow. Thereafter, the writing of new eBooks will be contracted out to other authors, and Mr. Hillerbrand will provide editorial services for these publications.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from August 21, 2013 (inception) through July 31, 2014.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during the fiscal year ending July 31, 2014 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to any named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 14, 2015. with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: Nuts and Bolts International, 929 Greenwood Circle, Cary, NC 27511.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
5% Stockholders: None

Directors and Executive Officers:
Michael Hillerbrand, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director	5,000,000	77.67%
Susan Hillerbrand, Director	0	0%
Kevin Flynn, Director	0	0%

All directors and executive officers as a group (3 persons)	5,000,000	77.67%

(1)	Based on 6,437,500 shares of common stock outstanding as of January 14, 2015.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

We issued 5,000,000 shares of Common Stock to Michael Hillerbrand, our sole officer and a Director, at par value $0.0001 per share.

For the period ended July 31, 2014 the Company issued 5,000,000 shares of common stock to its founder for $500 ($0.0001 per share) in exchange for services.

The Company received $100 on October 13, 2013 from a related party. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand.

29

Effective January 31, 2014 the Company entered into a consulting agreement with the Company’s Chief Executive Officer. The Company was required to pay $1,500 a month. Mr. Hillerbrand was paid $9,000 through July 31, 2014 and was paid $6,000 from August 1, 2014 through November 30, 2014. The agreement was terminated by mutual consent of the parties effective November 30, 2014. Mr. Hillerbrand is now receiving no fixed compensation

Under Rule 405, a promoter includes any person who directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer. Under this definition, Peter Coker, the managing director of Tryon Capital Ventures, LLC is a promoter. Tryon Capital Ventures, LLC has consulted with us on properly forming a company, properly structuring the financing for the Company, properly making projections on the business, and putting together presentation materials. In addition, they have consulted and provided assistance and introductions to individuals with expertise in international ventures, tax issues, and other relevant sales expertise.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

NUTS AND BOLTS INTERNATIONAL, INC.

1,437,500 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is January 14, 2015

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$16.70
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$20,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$30,016.70

30

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on August 21, 2013. In connection with incorporation, we issued 5,000,000 shares of common stock to our founders for services with a fair value of $500.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2014, we sold shares through a Regulation D, Rule 506 offering a total of 1,437,500 shares of common stock to no more than 35 unaccredited investors, at a price per share of $0.10 for an aggregate offering price of $143,750. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

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(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in July 2014 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

32

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.**
10.1	Consulting Agreement with Michael Hillerbrand, dated September 10, 2014.*
10.2	Termination of Consulting Agreement with Michael Hillerbrand, dated January 13, 2015.***
10.3	Consulting Agreement with Tryon Capital Ventures, LLC, dated March 1, 2014.***
21.1	List of Subsidiaries.*
23.1	Consent of Liggett, Vogt &Webb, P.A.***
23.2	Consent of Counsel (included in Exhibit 5.1)**

*	Previously Filed

**	To Be Filed By Amendment

***	Filed Herewith

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cary, State of North Carolina, on January 14, 2015.

NUTS AND BOLTS INTERNATIONAL, INC.

By:	/s/Michael Hillerbrand
Michael Hillerbrand,
President, Chief Executive Officer, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Hillerbrand		January 14, 2015
Michael Hillerbrand	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Susan Hillerbrand	Director	January 14, 2015
Susan Hillerbrand

/s/ Kevin Flynn	Director	January 14, 2015
Kevin Flynn

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